Exhibit 1.1

SPECTRASITE, INC.

Common Stock

Underwriting Agreement

February [     ], 2004

Goldman, Sachs & Co.

[                                        ]

As representatives of the several Underwriters
named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

       Certain stockholders named in Schedule II hereto (the “Selling Stockholders”) of SpectraSite, Inc., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 8,000,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 1,200,000 additional shares (the “Optional Shares”) of common stock (par value $0.01 per share) (“Stock”) of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

       1.     (a) The Company represents and warrants to, and agrees with, each of the Underwriters and the Selling Stockholders that:

(i) A registration statement on Form S-1, as amended, (File No. 333- ) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration

Statement”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”;

(ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 and 11(m) of Form S-1;

(iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 and 11(m) of Form S-1;

(iv) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock, other than the issuance of stock upon the exercise of outstanding stock options and outstanding stock warrants, to the extent set forth or contemplated by the Prospectus or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

(v) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or such as do not and would not, individually or in the aggregate, have a material adverse effect on the business, properties, operations, condition (financial or otherwise), stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the

Company and its subsidiaries or such as do not and would not, individually or in the aggregate, have a Material Adverse Effect;

(vi) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect;

(vii) Each corporation, association, partnership or other business entity of which more than 50% of the total voting power or other interests entitled to vote in the election of directors, managers or trustees thereof that is deemed by the Company to be significant to its operations, as set forth on Schedule III hereto, and that is controlled, directly or indirectly, by (i) the Company, (ii) the Company and one or more subsidiaries or (iii) one or more subsidiaries of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”), has been duly incorporated or organized and is an existing corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization with corporate, partnership or limited liability company power and authority, as applicable, to own its properties and conduct its business as described in the Prospectus; and each Subsidiary of the Company is duly qualified to do business as a foreign corporation, partnership or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock, partnership or membership interests of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed in the Prospectus, the capital stock or membership interests of each Subsidiary are owned directly or indirectly by the Company, free and clear of all liens, encumbrances and defects;

(viii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Prospectus;

(ix) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except any such conflict, breach, violation or default which has been consented to or waived by the appropriate counterparty thereto, prior to the execution and delivery of this Agreement, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for conflicts, breaches, violations or defaults (other than any relating to the Certificate of Incorporation or By-Laws of the Company) that would not, individually or in the aggregate, have a Material Adverse Effect or, individually or in the aggregate, impair the Company’s ability to consummate the transactions herein contemplated; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required on the part of the Company for the sale of the Shares or the consummation by the

Company of the transactions contemplated by this Agreement, except (i) the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (ii) where the failure to obtain such consent, approval, authorization, order, registration or qualification would not have a Material Adverse Effect or, individually or in the aggregate, impair the Company’s ability to consummate the transactions herein contemplated;

(x) None of the Company or its subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), or (ii) in default (nor has any event occurred which with notice or passage of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or to which it is subject, which default would, individually or in the aggregate, have a Material Adverse Effect;

(xi) The statements set forth in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xiii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xiv) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

(xv) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xvi) Except as disclosed in the Prospectus, the Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where failure to possess any such certificates, authorities or permits would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would, individually or in the aggregate, have a Material Adverse Effect;

(xvii) Except as disclosed in the Prospectus, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would, individually or in the aggregate, have a Material Adverse Effect;

(xviii) Except as disclosed in the Prospectus, the Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except where failure to possess any such rights would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect;

(xix) Each of the Company and its subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any of its subsidiaries is contesting in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against the Company or any of its subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect; and

(xx) The financial statements of the Company included in the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, subject, in the case of interim statements, to normal year-end adjustments, fresh start accounting adjustments and the absence of footnotes.

       (b) Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership, the Certificate of Formation or the Limited Liability Company Agreement if such Selling Stockholder is a limited liability company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

(iii) Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefore pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(v) All written information furnished to the Company by the Selling Stockholders expressly for use in the preparation of the answers to Items 7 and 11(m) of Form S-1 and included in the Preliminary Prospectus and the Prospectus and any further amendments or supplements to the Prospectus does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(vi) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(vii) Certificates in negotiable form (and (a) with signatures guaranteed by a commercial bank or trust company having an office or correspondent in the United States or by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or (b) accompanied by a duly executed stock power or powers, in blank, bearing signatures so guaranteed and (c) with all necessary transfer tax stamps attached thereto) representing all of the Shares to be sold by such Selling Stockholder hereunder have been delivered to Equiserve Trust Company, N.A., as transfer agent and registrar of the Company (the “Transfer Agent”); and

(viii) The Shares represented by the certificates held by the Transfer Agent for such Selling Stockholder under this Agreement are subject to the interests of the Underwriters hereunder; the instructions and directions provided by such Selling Stockholder with respect to the Shares, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement.

       2. Subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $[ ], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

       The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 1,200,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the number of Optional Shares to be sold by each Selling Stockholder. Any such election to purchase Optional Shares may be exercised by written notice from you to the Company and the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you, the Company and the Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

       3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

       4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to Goldman, Sachs & Co., through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefore by wire transfer of Federal (same-day) funds to the account specified by each of the Selling Stockholders to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on February [ ], 2004 or such other time and date as Goldman, Sachs & Co. and each of the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co., the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

       (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(j) hereof, will be delivered at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

       5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent; provided, however, that the foregoing agreement shall not limit the Company’s ability to (i) issue shares of Stock, warrants or convertible securities as consideration for any merger, acquisition of assets or stock of a third party, provided that the recipients of all such shares of Stock, warrants or convertible securities agree with the Company (which agreement may not be amended without the prior written consent of Goldman, Sachs & Co.) to be subject to the foregoing lock-up agreement in this Subsection 5(e) with respect to such shares of Stock, warrants or convertible securities; or (ii) issue shares of Stock upon the exercise of any warrants or convertible securities issued pursuant to the preceding clause provided that such shares of Stock will be subject to the foregoing lock-up to the same extent, if any, as the warrants or convertible securities pursuant to which such shares of Stock were issued;

(f) If not otherwise available on EDGAR or a similar system during a period of five years from the effective date of the Registration Statement, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g) If not otherwise available on EDGAR or a similar system during a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided that the Company shall not be required to deliver any information that would cause the Company to make a filing under Regulation FD as promulgated under the Exchange Act;

(h) To use its best efforts to list the Shares on the New York Stock Exchange (the “Exchange”);

(i) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

(j) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

       6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the

Company’s counsel and accountants and one counsel for the Selling Stockholders in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the New York Stock Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of their respective obligations hereunder which are not otherwise specifically provided for in this Section. Each Selling Stockholder, severally and not jointly, covenants and agrees with the several Underwriters that such Selling Stockholder will pay or cause to be paid, unless otherwise provided in the registration rights agreement between the Company and the Selling Stockholders, its pro rata share of the fees and expenses of the Transfer Agent and all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder; provided that Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

       Each Selling Stockholder, severally and not jointly, covenants and agrees with the several Underwriters that (i) such Selling Stockholder will take all necessary action to cause the Transfer Agent for the Shares to prepare and countersign a certificate or certificates representing the Shares which are to be sold by the Selling Stockholders at each Time of Delivery registered in such names and denominations as the Underwriters shall instruct the Transfer Agent; (ii) such Selling Stockholder will take all necessary action to cause the Transfer Agent for the Shares (A) to cause the Shares that are to be sold at each Time of Delivery to be transferred upon the books of the Company into such names and denominations as the Underwriters shall instruct and to exchange the certificates representing such Shares for new certificates for such Shares registered in such names and in such denominations as the Underwriters shall instruct, and (B) to deliver such new certificates pursuant to this Agreement to the Underwriters; and (iii) such Selling Stockholder will take all necessary action to deliver an instruction letter to the Transfer Agent authorizing and directing the Transfer Agent to deliver the Shares which are to be sold by the Selling Stockholder at each Time of Delivery to the Underwriters upon confirmation of payment of the purchase price for such Shares; provided, however that until payment of the purchase price for the Shares to be sold by such Selling Stockholder to the Underwriters has been made as provided in this Agreement, the Shares and all other shares, if any, represented by the certificates delivered to the Transfer Agent on behalf of each Selling Stockholder, shall be maintained in separate accounts as directed by such Selling Stockholder and each Selling Stockholder shall, except as otherwise specifically provided herein, have all rights of ownership thereto.

       7.     The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Cahill Gordon & Reindel LLP counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (iv), (v) and (vi) of subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) The Company and each of the Subsidiaries has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and, based solely on the certificate of public officials in the respective jurisdiction (a copy of which has been delivered to you by the Company), the Company is duly qualified to do business in North Carolina. The Company and each of the Subsidiaries has all necessary corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement and to own and hold its properties and conduct its business as described in the Registration Statement.

(ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of the Common Stock of the Company have been duly authorized and are validly issued and outstanding, fully paid and non-assessable. All of the issued and outstanding shares of common stock of the Subsidiaries have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, are owned of record directly or indirectly by the Company and, to our knowledge, are owned free and clear of all liens, encumbrances, equities or claims, except as disclosed in the Prospectus.

(iii) The Common Stock of the Company conforms in all material respects to the description contained in the Prospectus under the caption “Description of Capital Stock.”

(iv) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(v) The statements in the Prospectus under the captions “Risk Factors — Our failure to comply with federal, state and local laws and regulations could result in our being fined, liable for damages and, in some cases, losing our right to conduct some of our business,” “Risk Factors — Our failure to comply with environmental laws could result in liability and claims for damages,” “Business — Regulatory and Environmental Matters” and “Underwriting,” only to the extent that they constitute summaries of United States federal statutes, rules and regulations, or portions thereof, and agreements referred to therein are accurate and fair in all material respects.

(vi) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the date hereof appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from either of them, as to which we express no opinion.

(vii) The compliance by the Company with all of the provisions of the Underwriting Agreement applicable to it and the performance by the Company of its obligations thereunder will not (i) result in a violation of the Charter Documents, (ii) breach or result in a default under any agreement, indenture or instrument listed as an Exhibit to the Registration Statement or (iii) violate Applicable Law or any judgment, order or decree of any court or arbitrator known to us, except in the case of clauses (ii) and (iii) where the breach or violation would not have a material adverse effect on the Company and its subsidiaries taken as a whole. For purposes of this opinion, the term “Applicable Law” means the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware (the “GCL”), in each case which, in our experience, are normally applicable to the transactions of the type contemplated by the Underwriting Agreement.

(viii) Based on our review of Applicable Law, but without any investigation concerning any other laws, rules or regulations, no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made (other than as required by any state securities laws, as to which we express no opinion) is required under any Applicable Law for the performance by the Company of its obligations under the Underwriting Agreement. For purposes of this opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America.

(ix) The Company is not required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(x) To our knowledge (without making any docket search or similar investigation) and other than as set forth in the Prospectus, there are no legal proceedings pending or threatened against the Company or the Subsidiaries that, if determined adversely individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company and the Subsidiaries, taken as a whole, or could reasonably be expected to materially impair the Company’s ability to perform its obligations under the Underwriting Agreement. To our knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

       They have participated in the preparation of the Registration Statement and the Prospectus and, although the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that they have not undertaken to investigate or verify independently, and do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in either of them (other than as explicitly stated in paragraph (v) above), based upon such participation (and relying as to certain factual matters in their evaluation of materiality to the extent they deemed reasonable on officers, employees and other representatives of the Company), no facts have come to their attention that led them to believe that (a) the Registration Statement or any amendment (except for the financial statements, financial statement schedules and other financial data included in or omitted from those documents, as to which they express no such belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus or any amendment or supplement (except for the financial statements, financial statement schedules and other financial data included or omitted from those documents, as to which they express no such belief), at the time the Prospectus was issued or on the date of this letter, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the date hereof, either the Registration Statement or the Prospectus or any amendment or supplement thereto made by the Company (other than the financial statements and related schedules and other financial data appearing therein or omitted therefrom, as to which they express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. They do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

(d) The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder; and the sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership, the Certificate of Formation or the Limited Liability Company Agreement if such Selling Stockholder is a limited liability company or any statute, order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

(ii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except any such consent, approval, authorization or order which have been duly obtained and are in full force and effect, such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters;

(iii) Immediately prior to such Time of Delivery such Selling Stockholder had good and valid title to the Shares to be sold at such Time of Delivery by such Selling Stockholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; and

(iv) Good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass upon delivery of such Shares to each of the several Underwriters who purchase such Shares in good faith and without notice of any such lien, encumbrance, equity or claim or any other adverse claim within the meaning of the Uniform Commercial Code.

In rendering the opinion in subparagraph (iii) such counsel may rely upon a certificate of such Selling Stockholder in respect of matters of fact as to ownership of, and liens, encumbrances, equities or claims on the Shares sold by such Selling Stockholder; provided that such counsel shall state that they have no knowledge of information inconsistent with that provided in such certificate;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock (other than the issuance of stock upon the exercise of outstanding stock options and warrants, to the extent set forth or contemplated by the Prospectus) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) The Shares to be sold at such Time of Delivery shall have been duly listed on the New York Stock Exchange;

(j) The Company has obtained and delivered to the Underwriters executed copies of an agreement from the stockholders of the Company listed on Schedule IV hereto, substantially to the effect set forth in Subsection 5(e) hereof in form and substance satisfactory to you;

(k) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(l) Each of the Selling Stockholders shall have delivered or caused to be delivered to the Transfer Agent no later than one day after the date of this Agreement one or more certificates in negotiable form (and (a) with signatures guaranteed by a commercial bank or trust company having an office or correspondent in the United States or by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or (b) accompanied by a duly executed stock power or powers, in blank, bearing signatures so guaranteed and (c) with all necessary transfer tax stamps attached thereto) representing all of the Shares to be sold by each of the Selling Stockholders; and

(m) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e) of this Section, and as to such other matters as you may reasonably request.

       8.     (a) The Company will indemnify and hold harmless each Underwriter and each Selling Stockholder against any losses, claims, damages or liabilities to which such Underwriter or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. or by any Selling Stockholder expressly for use therein.

       (b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter, the Company and the other Selling Stockholders against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, the Company or such other Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter and each other Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter or such other Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

       (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company by such Underwriter through Goldman, Sachs & Co., expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

       (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

       (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholder and the Underwriters from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company; the Selling Stockholder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus; provided that the relative benefits received by any Selling Stockholder shall be deemed to be in the same proportion to the total net proceeds from the offering received by such Selling Stockholder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, a Selling Stockholder or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

       (f) The obligations of the Company and the Selling Stockholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or any Selling Stockholder within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

       9.     (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Selling Stockholders notifies you that it has so arranged for the purchase of such Shares, you or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly upon notice of such arrangement any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

       (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

       (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

       10.     The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

       11.     If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, each of the Selling Stockholders pro rata (based on the number of shares to be sold by such Selling Stockholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

       12.     In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Selling Stockholders.

       All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or any Selling Stockholder by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

       13.     This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholders or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

       14.     Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

       15.     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

       16.     This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

       17.     The Company and the Selling Stockholders are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

       If the foregoing is in accordance with your understanding, please sign and return to us twelve counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

SPECTRASITE, INC.

By:

Name:
Title:

AP TOWERS LLC

By:

APOLLO MANAGEMENT V, L.P.
as Manager

By:

AIF V MANAGEMENT, INC.,
as General Partner

By:

Name:
Title:

OCM OPPORTUNITIES FUND IV, L.P.
OCM OPPORTUNITIES FUND IVB, L.P.

By:

OAKTREE CAPITAL MANAGEMENT, LLC,
as General Partner

By:

Name:
Title:

CAPITAL RESEARCH AND MANAGEMENT COMPANY AS INVESTMENT ADVISER FOR:

AMERICAN HIGH-INCOME TRUST

THE BOND FUND OF AMERICA, INC.
CAPITAL WORLD BOND FUND, INC.
THE INCOME FUND OF AMERICA, INC.
AMERICAN FUNDS INSURANCE SERIES — HIGH INCOME BOND FUND
AMERICAN FUNDS INSURANCE SERIES — ASSET ALLOCATION FUND
AMERICAN FUNDS INSURANCE SERIES — BOND FUND
ANCHOR PATHWAY FUND — HIGH-YIELD BOND SERIES

BY:

NAME:
TITLE:

AMERICAN HIGH-INCOME TRUST

By:

Name:
Title:

THE BOND FUND OF AMERICA, INC.

By:

Name:
Title:

THE INCOME FUND OF AMERICA, INC.

By:

Name:
Title:

CAPITAL WORLD BOND FUND, INC.

By:

Name:
Title:

AMERICAN FUNDS INSURANCE SERIES — HIGH
INCOME BOND FUND

By:

Name:
Title:

AMERICAN FUNDS INSURANCE SERIES — ASSET
ALLOCATION FUND

By:

Name:
Title:

AMERICAN FUNDS INSURANCE SERIES — BOND FUND

By:

Name:
Title:

ANCHOR PATHWAY FUND — HIGH-YIELD BOND
SERIES

By:

Name:

Title:

MUTUAL SHARES FUND
MUTUAL QUALIFIED FUND
MUTUAL BEACON FUND
MUTUAL DISCOVERY FUND
MUTUAL SHARES SECURITIES FUND
MUTUAL DISCOVERY SECURITIES FUND
MUTUAL BEACON FUND (CANADA)
FRANKLIN MUTUAL BEACON FUND
FRANKLIN MUTUAL SHARES FUND

By: FRANKLIN MUTUAL ADVISERS, LLC

By:

Name:
Title:

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.
[ ]

By:
(GOLDMAN, SACHS & CO.)

SCHEDULE I

Number of
	Total Number of	Optional Shares
	Firm Shares	to be Purchased
	to be	if Maximum
Underwriter	Purchased	Option Exercised

Goldman, Sachs & Co.
[ ]
Total	8,000,000	1,200,000

SCHEDULE II

Number of
Optional Shares
	Total Number of	to be Sold
	Firm Shares	if Maximum
Selling Stockholder	to be Sold	Option Exercised

AP Towers LLC
Capital Research and Management Company
Franklin Mutual Advisers, LLC (on behalf of certain client funds)
Oaktree Capital Management, LLC, as general partner of certain funds

Total	8,000,000	1,200,000

Counsel for Selling Stockholders

SCHEDULE III

Southern Towers, Inc., a Delaware corporation
SpectraSite Communications, Inc., a Delaware corporation
SpectraSite Broadcast Towers, Inc.. a Delaware corporation
Tower Asset Sub, Inc., a Delaware corporation

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SCHEDULE IV

Stockholders subject to Lock-up Agreement

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ANNEX I

       Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the “Representatives”);

(iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that cause them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

(iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company’s Annual Reports on Form 10-K for such fiscal years;

(v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

(vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

(B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

(C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

(D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

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(vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

3

ANNEX II(a)

FORM OF OPINION

OF CAHILL GORDON

4

ANNEX II(b)

FORM OF OPINION

OF PAUL WEISS

5